Investor Contact: Melanie Skijus
Graphic Packaging Holding Company
770-240-8542
Melanie.Skijus@graphicpkg.com

Graphic Packaging Holding Company Reports Third Quarter 2020 Results;
Net Organic Sales Growth Exceeds 4%

Q3 2020 Highlights

•Net Sales were $1,697.7 million versus $1,581.6 million in the prior year period.
•Net organic sales increased 4.2% in the quarter and increased 3.5% for the first nine months of 2020 versus the prior year period.
•Net Income was $63.7 million versus $52.1 million in the prior year period.
•Earnings per Diluted Share were $0.23 versus $0.18 in the prior year period.
•Adjusted Earnings per Diluted Share were $0.26 versus $0.20 in the prior year period.
•Adjusted EBITDA was $250.2 million versus $244.3 million in the prior year period.
•Global liquidity was $1,557.1 million at quarter end.
•Returned $366.7 million to stakeholders in share repurchases, dividends, partnership distributions and redemptions; included $89.9 million in common shares repurchased during the quarter.

(ATLANTA, GA, Oct 20, 2020) Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for third quarter 2020 of $63.7 million, or $0.23 per share, based on 278.0 million weighted average diluted shares. This compares to third quarter 2019 Net Income of $52.1 million, or $0.18 per share, based on 293.7 million weighted average diluted shares.
Third quarter 2020 Net Income was impacted by a net $8.6 million of special charges that are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for these charges, Adjusted Net Income for the third quarter of 2020 was $72.3 million, or $0.26 per diluted share. This compares to third quarter 2019 Adjusted Net Income of $57.9 million, or $0.20 per diluted share.
Michael Doss, the Company’s President and CEO said, “We continue to deliver excellent results in 2020 consistent with our Vision 2025 goals and we are capturing organic sales growth as we answer the call from consumers for more sustainable packaging solutions. Net organic sales growth accelerated on a sequential basis to over 4% in the third quarter. Our business pipeline remains robust and we are uniquely positioned to capture growth with our innovative fiber-based packaging solutions.”

Doss added, “At Graphic Packaging, we are ensuring continuity of service for our customers, a safe environment for our employees and long-term returns for our stakeholders. Our transformation to a growth culture is a direct result of the compelling value proposition we offer customers and the ongoing investments we are making to ensure we lead the industry in quality, service and innovation. Our teams are executing during a challenging time, and we are committed to leadership in the paperboard packaging industry by providing sustainable and exciting new packaging solutions.”
Operating Results
Net Sales
Net Sales increased 7.3% to $1,697.7 million in the third quarter of 2020, compared to $1,581.6 million in the prior year period. The $116.1 million increase was driven by $118.8 million of improved volume/mix related to organic growth and acquisitions and $6.9 million in favorable foreign exchange. These benefits were partially offset by $9.6 million in unfavorable pricing.
Attached is supplemental data highlighting Net Tons Sold by quarter for 2020 and 2019.
EBITDA
EBITDA for the third quarter of 2020 was $241.2 million. After adjusting both periods for charges associated with business combinations and other special charges, Adjusted EBITDA increased $5.9 million to $250.2 million in the third quarter of 2020 from $244.3 million in the third quarter of 2019. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2020 was positively impacted by $14.8 million of favorable volume/mix, $3.0 million of commodity input cost deflation, $6.7 million of improved net operating performance and $3.4 million of foreign exchange. Net operating performance included a previously announced $12 million expense related to market downtime of the SBS cupstock paper machine executed during the third quarter. These items were partially offset by $9.6 million in unfavorable pricing and $12.4 million of other inflation (primarily labor and benefits).

Other Results
Total Debt (Long-Term, Short-Term and Current Portion) increased $184.6 million during the third quarter of 2020 to $3,713.9 million compared to the second quarter of 2020. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $212.7 million during the third quarter of 2020 to $3,658.4 million compared to the second quarter of 2020. The Company's third quarter 2020 Net Leverage Ratio was 3.44 times Adjusted EBITDA compared to 3.26 times at the end of the second quarter of 2020.
At September 30, 2020, the Company had available liquidity of $1,557.1 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $32.0 million in the third quarter of 2020, down compared to the $35.9 million reported in the third quarter of 2019, reflecting lower average borrowing rates.
Capital expenditures for the third quarter of 2020 were $119.1 million, up compared to $71.6 million in the third quarter of 2019, largely due to the strategic investment in a new coated recycled board paper machine in Kalamazoo, Michigan.
Third quarter 2020 Income Tax Expense was $8.3 million, down compared to a $16.9 million expense in the third quarter of 2019, reflecting favorable outcomes from tax planning and credits recognized in the quarter.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Total Net Debt and pro forma Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 a.m. ET today (October 20, 2020) to discuss the results of third quarter 2020. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by dialing 833-900-1527 from the United States and Canada, and 236-384-2052 from outside the United States and Canada. Telephone participants are required to provide the conference ID 5958519 and should call at least 10 minutes prior to the start of the conference call.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on the Company’s operations and business, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2020	2019	2020	2019
Net Sales	$1,697.7	$1,581.6	$4,907.8	$4,640.3
Cost of Sales	1,442.2	1,315.2	4,069.4	3,820.0
Selling, General and Administrative	126.3	131.3	394.1	387.8
Other Expense, Net	1.1	4.2	2.2	7.1
Business Combinations and Shutdown and Other Special Charges, Net	9.0	8.2	48.2	24.3
Income from Operations	119.1	122.7	393.9	401.1
Nonoperating Pension and Postretirement Benefit Income (Expense)	0.2	—	(150.8)	(0.1)
Interest Expense, Net	(32.0)	(35.9)	(96.4)	(106.4)
Income before Income Taxes and Equity Income of Unconsolidated Entity	87.3	86.8	146.7	294.6
Income Tax Expense	(8.3)	(16.9)	(21.2)	(60.9)
Income before Equity Income of Unconsolidated Entity	79.0	69.9	125.5	233.7
Equity Income of Unconsolidated Entity	0.3	0.1	0.7	0.5
Net Income	79.3	70.0	126.2	234.2
Net Income Attributable to Noncontrolling Interest	(15.6)	(17.9)	(23.1)	(60.4)
Net Income Attributable to Graphic Packaging Holding Company	$63.7	$52.1	$103.1	$173.8

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.23	$0.18	$0.37	$0.59
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.23	$0.18	$0.36	$0.59

Weighted Average Number of Shares Outstanding - Basic	277.0	292.9	281.9	295.2
Weighted Average Number of Shares Outstanding - Diluted	277.7	293.7	282.7	295.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	September 30, 2020	December 31, 2019

ASSETS

Current Assets:
Cash and Cash Equivalents	$55.5	$152.9
Receivables, Net	743.4	504.5
Inventories, Net	1,153.8	1,095.9
Other Current Assets	65.7	52.3
Total Current Assets	2,018.4	1,805.6
Property, Plant and Equipment, Net	3,437.4	3,253.8
Goodwill	1,469.9	1,477.9
Intangible Assets, Net	447.8	477.3
Other Assets	308.5	275.3
Total Assets	$7,682.0	$7,289.9

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$495.8	$50.4
Accounts Payable	738.5	716.1
Other Accrued Liabilities	485.4	432.2
Total Current Liabilities	1,719.7	1,198.7
Long-Term Debt	3,196.9	2,809.9
Deferred Income Tax Liabilities	529.0	511.8
Other Noncurrent Liabilities	402.5	407.2

Redeemable Noncontrolling Interest	—	304.3

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 272,545,029 and 290,246,907 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	2.7	2.9
Capital in Excess of Par Value	1,732.4	1,876.7
(Accumulated Deficit) Retained Earnings	(52.0)	56.4
Accumulated Other Comprehensive Loss	(255.5)	(365.8)
Total Graphic Packaging Holding Company Shareholders' Equity	1,427.6	1,570.2
Noncontrolling Interest	406.3	487.8
Total Equity	1,833.9	2,058.0
Total Liabilities and Shareholders' Equity	$7,682.0	$7,289.9

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$126.2	$234.2
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	356.5	337.8
Deferred Income Taxes	(6.4)	34.0
Amount of Postretirement Expense Greater Than Funding	145.2	0.6
Other, Net	30.9	18.4
Changes in Operating Assets and Liabilities	(263.2)	(324.3)
Net Cash Provided by Operating Activities	389.2	300.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(402.6)	(213.1)
Packaging Machinery Spending	(23.1)	(16.8)
Acquisition of Businesses, Net of Cash Acquired	(120.6)	(52.9)
Beneficial Interest on Sold Receivables	85.6	320.3
Beneficial Interest Obtained in Exchange for Proceeds	(7.4)	(155.4)
Other, Net	(8.8)	(3.5)
Net Cash Used in Investing Activities	(476.9)	(121.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(247.3)	(128.8)
Payments on Debt	(27.4)	(27.4)
Proceeds from Issuance of Debt	800.0	300.0
Borrowings under Revolving Credit Facilities	2,180.5	1,970.7
Payments on Revolving Credit Facilities	(2,122.3)	(2,216.0)
Redemption of Noncontrolling Interest	(500.0)	—
Repurchase of Common Stock related to Share-Based Payments	(9.0)	(4.1)
Debt Issuance Costs	(11.6)	(5.0)
Dividends and Distributions Paid to GPIP Partner	(80.4)	(87.0)
Other, Net	10.0	(3.2)
Net Cash Used in Financing Activities	(7.5)	(200.8)
Effect of Exchange Rate Changes on Cash	(2.2)	(0.3)
Net Decrease in Cash and Cash Equivalents	(97.4)	(21.8)
Cash and Cash Equivalents at Beginning of Period	152.9	70.5
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$55.5	$48.7

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, extended mill outage, sale of assets and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2020	2019	2020	2019
Net Income Attributable to Graphic Packaging Holding Company	$63.7	$52.1	$103.1	$173.8
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	15.6	17.9	23.1	60.4
Income Tax Expense	8.3	16.9	21.2	60.9
Equity Income of Unconsolidated Entity	(0.3)	(0.1)	(0.7)	(0.5)
Interest Expense, Net	32.0	35.9	96.4	106.4
Depreciation and Amortization	121.9	113.0	360.6	345.4
EBITDA	241.2	235.7	603.7	746.4
Charges Associated with Business Combinations and Shutdown and Other Special Charges	9.0	8.6	48.8	24.7
Pension Settlement Charge	—	—	152.5	—
Adjusted EBITDA	$250.2	$244.3	$805.0	$771.1

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	14.7%	15.4%	16.4%	16.6%

Net Income Attributable to Graphic Packaging Holding Company	$63.7	$52.1	$103.1	$173.8
Charges Associated with Business Combinations and Shutdown and Other Special Charges	9.0	8.6	48.8	24.7
Accelerated Depreciation Related to Shutdown	4.7	—	20.7	—
Pension Settlement Charge	—	—	152.5	—
Tax Impact of Business Combinations, Shutdown and Other Special Charges, Accelerated Depreciation and Pension Plan Settlement	(2.8)	(1.5)	(43.9)	(4.8)
Noncontrolling Interest, Net of Tax	(2.3)	(1.8)	(45.7)	(5.0)
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$72.3	$57.4	$235.5	$188.7

Adjusted Earnings Per Share - Basic	$0.26	$0.20	$0.84	$0.64
Adjusted Earnings Per Share - Diluted	$0.26	$0.20	$0.83	$0.64

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2020	2019	2019
Net Income	$136.1	$221.3	$206.8
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	34.0	76.2	71.3
Income Tax Expense	36.6	74.2	76.3
Equity Income of Unconsolidated Entities	(0.5)	(0.7)	(0.4)
Interest Expense, Net	130.6	140.0	140.6
Depreciation and Amortization	472.6	446.0	457.4
EBITDA	809.4	957.0	952.0
Charges Associated with Business Combinations and Shutdown and Other Special Charges	62.4	32.6	38.7
Pension Plan Settlement Charge	191.7	—	39.2
Extended Augusta Mill Outage (fourth quarter of 2018)	—	29.6	—
Adjusted EBITDA	$1,063.5	$1,019.2	$1,029.9

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2020	2019	2019
Short-Term Debt and Current Portion of Long-Term Debt	$495.8	$54.4	$50.4
Long-Term Debt (a)	3,218.1	2,948.4	2,822.4
Less:
Cash and Cash Equivalents	(55.5)	(48.7)	(152.9)
Total Net Debt	$3,658.4	$2,954.1	$2,719.9

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.44	2.90	2.64
(a) Excludes unamortized deferred debt issue costs.

	Nine Months Ended
	September 30,
In millions	2020	2019
Net Cash Provided by Operating Activities	$389.2	$300.7
Net Cash Receipts from Receivables Sold included in Investing Activities	78.2	164.9
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	34.1	17.6
Adjusted Net Cash Provided by Operating Activities	$501.5	$483.2
Capital Spending	(425.7)	(229.9)
Adjusted Cash Flow	$75.8	$253.3

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2020

Net Tons Sold (000's)	1,011.6	1,012.9	1,036.0
2019

Net Tons Sold (000's)	943.4	965.9	992.9	940.7

The closing of the White Pigeon, Michigan mill and the shutdown of the West Monroe container board machine led to a decrease of tons sold of 30,400 in the three months ended September 30, 2020.